Exhibit 10.1.4

ASSIGNMENT AND ASSUMPTION AGREEMENT
(CAMBRIDGE, MASSACHUSETTS)

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of December 31, 2011, is made by and between ARIAD Corporation, a Delaware corporation (“Assignor”) and ARIAD Pharmaceuticals, Inc., a Delaware corporation (“Assignee”).

Background Statement

WHEREAS, UP 26 LANDSDOWNE, LLC, a Delaware limited liability company (“Landlord”), as successor in interest to Forest City Cambridge, Inc., an Ohio corporation, is the “Landlord” and Assignor, as successor in interest to Assignee via an Assignment and Assumption of Lease dated October 19, 1992 and recorded with the Middlesex County Southern District Registry of Deeds in Book 22527, Page 581, and filed with the Middlesex County Southern Registry District of the Land Court as Document 888025 noted on Certificate of Title No. 157415, is the “Tenant” under that certain Lease dated January 8, 1992, as amended by that certain First Amendment to Lease dated May 12, 1994, the Settlement Agreement and Second Amendment to Lease dated May 12, 1994, the Third Amendment to Lease dated June 1, 1994, a letter agreement dated December 16, 1996, a letter agreement dated November 5, 1997, a letter agreement dated July 31, 1998, a letter agreement dated November 30, 1998, the Sixth Amendment to Lease dated December 31, 1999, the Seventh Amendment to Lease dated March, 2001, the Notice of Extension of Lease dated October 2, 2001, and the Eighth Amendment to Lease dated October 30, 2006 (the “Lease”) for certain premises located at 26 Landsdowne Street, Cambridge, Massachusetts.

Statement of Agreement

NOW, THEREFORE, for good and valuable consideration, each to the other paid, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
ASSIGNMENT AND ASSUMPTION. Assignor transfers, assigns and sets over unto the Assignee all of its right, title and interest in and to the Lease and in and to any security deposits and prepaid rent made by Assignor under the Lease, effective as of the date that Assignor has merged into Assignee (the “Effective Date”).  Assignee assumes the performance of and agrees to be bound by all the obligations of Assignor as tenant under the Lease arising on and after the Effective Date, including, without limitation, the obligation to pay monthly rent and other amounts provided for thereunder, and Assignee agrees that it will be directly liable to Landlord for all obligations arising under the Lease from and after the Effective Date.

2.
BINDING ON SUCCESSORS; MODIFICATION.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors in interest and assigns.  This Agreement may not be modified, discharged, terminated, or assigned orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors and assigns.

3.
CONTROLLING LAW; COUNTERPARTS.  This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.  This Agreement may be executed in counterparts and, taken together, such counterparts shall constitute one and the same Agreement, valid and binding on the parties.

SIGNATURES APPEAR ON FOLLOWING PAGE

IN WITNESS WHEREOF, Assignor and Assignee have signed and sealed this Agreement as of the day and year first above written.

ASSIGNOR:	ARIAD Corporation

By: /s/ Harvey Berger
Name: Harvey J. Berger, MD
Its: President

ASSIGNEE:	ARIAD Pharmaceuticals, Inc.

By: /s/ Edward M. Fitzgerald
Name: Edward M. Fitzgerald
Its: Executive Vice President, CFO